UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

Portec Rail Products, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	000-50543	55-0755271

(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

900 Old Freeport Road, Pittsburgh, PA 15238-8250
(Address of principal executive offices)

Registrant’s telephone number, including area code: (412) 782-6000

Not Applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 5.	Other Events

On January 22, 2004, Portec Rail Products, Inc. announced the pricing of its underwritten initial public offering of 2,000,000 shares of its common stock, par value $1.00 per share, at a price of $10.00 per share. A press release announcing the pricing of the offering is included as an exhibit.

Item 7.	Exhibits

Exhibit 99 — Press release dated January 22, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Portec Rail Products, Inc.

DATE: January 22, 2004	By:	/s/ John S. Cooper

John S. Cooper
President and Chief Executive Officer

EXHIBIT INDEX

99	Press release dated January 22, 2004.